Exhibit 99.1

Plus Therapeutics Reports First Quarter 2024 Financial Results and Recent Business Highlights

Announced private placement of up to $19.25M with healthcare funds and insiders

Received $3M award recommendation from the Department of Defense to support Plus’ clinical brain cancer program

Acquired synergistic leptomeningeal metastases diagnostic portfolio and announced related positive top-line FORESEE clinical trial data

Management to Host Conference Call May 15, 2024 at 5:00 p.m. ET

AUSTIN, Texas, May 15, 2024 (GLOBE NEWSWIRE) – Plus Therapeutics, Inc. (Nasdaq: PSTV) (the “Company”), a clinical-stage pharmaceutical company developing targeted radiotherapeutics with advanced platform technologies for central nervous system cancers, today announced financial results for the first quarter ended March 31, 2024, and provided an overview of recent and upcoming business highlights.

Q1 2024 AND RECENT HIGHLIGHTS AND MILESTONE ACHIEVEMENTS

•
Closed private placement financing on May 9, 2024, for initial gross proceeds of $7.25 million and aggregate proceeds of up to $19.25 million
•
Received notice of award for a $3 million grant from the United States Department of Defense, subject to customary documentation and approvals, to fund Phase 1 trial of rhenium (186Re) obisbemeda in children with high-grade glioma and ependymoma
•
Acquired all assets required to exclusively commercialize the novel leptomeningeal metastases diagnostic, CNSide. Additional detail on the acquisition can be found here
•
Strengthened management team with appointments of neuro-oncologist Andrew Brenner, M.D. as a part- time consultant and Barbara Blouw, Ph.D. as Vice President of Clinical Affairs
•
Completed validation and clinical implementation of CNSide tumor cell enumeration assay as an exploratory endpoint in the ReSPECT-LM trial
•
Presented at the following scientific conferences:
o
National Comprehensive Cancer Network (NCCN) 2024 Annual Conference (April 5-7) on updated initial safety and feasibility of rhenium (186Re) obisbemeda in the ReSPECT-LM phase 1 trial
o
2024 NMN (Nuclear Medicine and Neuro-oncology) Symposium (April 26-27) on:
•
Update Report of the ReSPECT-GBM Phase 1/2 Dose Escalation Trial of Rhenium (186Re) Obisbemeda (Rhenium-186 Nanoliposome, 186RNL) in Recurrent Glioma via Convection Enhanced Delivery (CED)
•
Rhenium (186Re) Obisbemeda (186RNL) in Recurrent Glioblastoma (rGBM) via Convection Enhanced Delivery (Cm): ReSPECT-GBM Phase 2 Trial Update
•
ReSPECT-LM Phase 1 Dose Escalation Trial of Rhenium (186Re) Obisbemeda

“We have made substantial business progress thus far in 2024 and we believe that the Company is well positioned to meet its 2024 milestones,” said Marc H. Hedrick, M.D., Plus Therapeutics President and Chief Executive Officer. “For the remainder of the year, we intend to focus on creating stockholder value through moving lead programs to pivotal trials, key data readouts, building out a commercial ready supply chain, and leveraging the new opportunities provided by the recent CNSide acquisition.”

UPCOMING EXPECTED EVENTS AND MILESTONES

•
Presentations planned for the following upcoming scientific conferences:
o
SNMMI (Society of Nuclear Medicine & Molecular Imaging) Annual Meeting (June 8-11, 2024)
▪
Accepted abstracts:
•
Rhenium (186Re) obisbemeda (186RNL) in leptomeningeal metastases (LM) Phase 1/2A Dose Escalation Trial: Update of Initial Safety and Feasibility through Cohorts 1-4.
•
Radiation Absorbed Dose to Spinal Cord: Therapy of Leptomeningeal Metastasis Using Beta-Emission Radiopharmaceuticals
o
SNO/ASCO (Society for Neuro-Oncology / American Society of Clinical Oncology) CNS Metastases Conference (August 8-10, 2024)
▪
Submitted abstracts:
•
Phase 1 Dose Escalation of Rhenium (186Re) obisbemeda (186RNL) for the Treatment of Leptomeningeal Metastases: Ongoing Clinical Study Update for Initial Safety and Feasibility
•
CSF Tumor Cell (CSF-TC) Detection, Quantification and Biomarker assessment helps in clinical management of breast cancer and Non-Small Cell Lung cancer patients having Leptomeningeal Disease (FORESEE Study, NCT05414123)
•
The CNSide CSF Tumor Cell detection platform is a feasible, clinically relevant and scalable platform for disease management for patients with Leptomeningeal Disease
o
SNO Annual Conference (November 22-26, 2024); planned comprehensive update on the Phase 1 dose escalation ReSPECT-LM trial for leptomeningeal metastases
o
Present update for the Phase 2 ReSPECT-GBM trial for recurrent adult glioblastoma at one of the key neurosurgery or neuro-oncology meetings in late 2024
•
FDA granted ReSPECT-LM Type C meeting for a multi-dose Phase 1 dose escalation study, scheduled for June 10, 2024
•
Anticipate FDA feedback in second half 2024 for ReSPECT-PBC investigational new drug application (IND) for pediatric ependymoma and high-grade glioma, with the aim of attaining IND approval
•
Complete ReSPECT-LM Phase 1 dose escalation trial enrollment, determine the maximum tolerated and recommended Phase 2 dose, and determine the multiple dosing regime
•
Report results of preclinical combination studies of rhenium (186Re) obisbemeda with PD-1 and PD-L1 checkpoint inhibitors
•
Secure contract with second GMP manufacturing supplier to ensure ample rhenium (186Re) obisbemeda supply for pivotal trials and commercial readiness

FIRST QUARTER 2024 FINANCIAL RESULTS

•
The Company’s cash balance was $3 million at March 31, 2024 compared to $8.6 million at December 31, 2023.

•
The Company recognized $1.7 million in grant revenue in the first quarter of 2024 compared to $0.5 million in the first quarter of 2023, which represents CPRIT’s share of the costs incurred for the Company’s rhenium (186Re) obisbemeda development for the treatment of patients with LM
•
Total operating loss for the first quarter of 2024 was $3.3 million compared to $4.8 million in the same period of 2023. The decrease was primarily due to increased grant revenue
•
Net loss for first quarter of 2024 was $3.3 million, or $(0.75) per share, compared to a net loss of $4.8 million, or $(2.07) per share, for the same period the prior year

FIRST QUARTER 2024 RESULTS CONFERENCE CALL

The Company will hold a conference call and live audio webcast at 5:00 pm Eastern Time today to discuss its financial results and provide a general business update.

A live webcast will be available at ir.plustherapeutics.com/events.

Participants may also pre-register any time before the call here. Once registration is completed, participants will be provided a dial-in number with a personalized conference code to access the call. Please dial in 15 minutes prior to the start time.

Following the live call, a replay will be available on the Company’s website under the ‘For Investors’ section. The webcast will be available on the Company’s website for 90 days following the live call.

About Plus Therapeutics

Plus Therapeutics, Inc. is a clinical-stage pharmaceutical company developing targeted radiotherapeutics for difficult-to-treat cancers of the central nervous system with the potential to enhance clinical outcomes for patients. Combining image-guided local beta radiation and targeted drug delivery approaches, the Company is advancing a pipeline of product candidates with lead programs in recurrent glioblastoma (GBM) and leptomeningeal metastases (LM). The Company has built a supply chain through strategic partnerships that enable the development, manufacturing and future potential commercialization of its products. Plus Therapeutics is led by an experienced and dedicated leadership team and has operations in key cancer clinical development hubs including Austin and San Antonio, Texas. For more information, visit https://plustherapeutics.com/.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains statements that may be deemed “forward-looking statements” within the meaning of U.S. securities laws, including statements regarding clinical trials, expected operations and upcoming developments. All statements in this press release other than statements of historical fact are forward-looking statements. These forward-looking statements may be identified by future verbs, as well as terms such as “potential,” “plan,” “intend,” “believe” and similar expressions or the negatives thereof. Such statements are based upon certain assumptions and assessments made by management in light of their experience and their perception of historical trends, current conditions, expected future developments and other factors they believe to be relevant. These statements include, without limitation, statements under the heading Upcoming Expected Events and Milestones and statements regarding the following: receipt of the Department of Defense grant; the potential promise of rhenium (186Re) obisbemeda; expectations as to the Company’s future performance including the next steps in developing the Company’s product candidate; the Company’s clinical trials including statements regarding the timing and characteristics of the ReSPECT-GBM, ReSPECT-LM and ReSPECT-PBC clinical trials; the continued evaluation of rhenium (186Re) obisbemeda including through evaluations in additional patient cohorts; potential engagement of a second GMP manufacturing supplier to provide sufficient capacity for commercial launch; reporting results of preclinical combination studies of rhenium (186Re) obisbemeda with PD-1 and PD-L1 checkpoint inhibitors; development and potential submission of ReSPECT-PBC investigational new drug application (IND) for pediatric ependymoma and high grade glioma; development and utility of CNSide leptomeningeal metastases diagnostic test.

The forward-looking statements included in this press release could differ materially from those expressed or implied by these forward-looking statements because of risks, uncertainties, and other factors that include, but are not limited to, the following: the early stage of the Company’s product candidates and therapies, the results of the Company’s research and development activities, including uncertainties relating to the clinical trials of its product candidates and therapies; the Company’s liquidity and capital resources and its ability to raise additional cash, the outcome of the Company’s partnering/licensing efforts, risks associated with laws or regulatory requirements applicable to it, market conditions, product performance, litigation or potential litigation, and competition within the cancer diagnostics and therapeutics field, ability to develop and protect proprietary intellectual property or obtain licenses to intellectual property developed by others on commercially reasonable and competitive terms, and material security breach or cybersecurity attack affecting the Company’s operations or property. This list of risks, uncertainties, and other factors is not complete. Plus Therapeutics discusses some of these matters more fully, as well as certain risk factors that could affect Plus Therapeutics’ business, financial condition, results of operations, and prospects, in its reports filed with the Securities and Exchange Commission, including Plus Therapeutics’ annual report on Form 10-K for the fiscal year ended December 31, 2023, quarterly reports on Form 10-Q, and current reports on Form 8-K. These filings are available for review through the Securities and Exchange Commission’s website at www.sec.gov. Any or all forward-looking statements Plus Therapeutics makes may turn out to be wrong and can be affected by inaccurate assumptions Plus Therapeutics might make or by known or unknown risks, uncertainties, and other factors, including those identified in this press release. Accordingly, you should not place undue reliance on the forward-looking statements made in this press release, which speak only as of its date. The Company assumes no responsibility to update or revise any forward-looking statements to reflect events, trends or circumstances after the date they are made unless the Company has an obligation under U.S. federal securities laws to do so.

Investor Contact
Charles Y. Huang, MBA
Director of Capital Markets and Investor Relations
Office: (202)-209-5751 | Direct (301)-728-7222

chuang@plustherapeutics.com

PLUS THERAPEUTICS, INC.

BALANCE SHEETS

(in thousands, except share and par value data)

	March 31, 2024	December 31, 2023
Assets
Current assets:
Cash and cash equivalents	$2,901	$8,554
Investments	323	—
Other current assets	989	1,280
Total current assets	4,213	9,834

Property and equipment, net	800	906
Operating lease right-use-of assets	171	202
Goodwill	372	372
Intangible assets, net	33	42
Other assets	32	32
Total assets	$5,621	$11,388
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued expenses	$6,447	$6,631
Operating lease liability	115	120
Deferred grant liability	247	—
Term loan obligation, current	3,590	3,976
Total current liabilities	10,399	10,727

Noncurrent operating lease liability	59	85
Deferred grant liability	—	1,924
Total liabilities	10,458	12,736

Stockholders’ deficit:
Preferred stock, $0.001 par value; 5,000,000 shares authorized; 1,952 shares issued and outstanding at March 31, 2024 and December 31, 2023, respectively	—	—
Common stock, $0.001 par value; 100,000,000 shares authorized; 4,522,656 and 4,264,231 issued and outstanding at March 31, 2024, and 4,522,656 issued and 4,444,097 outstanding as of December 31, 2023, respectively	5	5
Treasury stock (at cost, 258,425 and 78,559 shares as of March 31, 2024 and December 31, 2023, respectively)	(500)	(126)
Additional paid-in capital	479,420	479,274
Accumulated deficit	(483,762)	(480,501)
Total stockholders’ deficit	(4,837)	(1,348)
Total liabilities and stockholders’ deficit	$5,621	$11,388

PLUS THERAPEUTICS, INC.

STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(in thousands, except share and per share data)

	For the Three Months Ended March 31,
	2024	2023
Grant revenue	$1,677	$506

Operating expenses:
Research and development	2,763	2,983
General and administrative	2,213	2,245
Total operating expenses	4,976	5,228
Operating loss	(3,299)	(4,722)

Other income (expense):
Interest income	72	51
Interest expense	(34)	(134)
Total other expense	38	(83)
Net loss	$(3,261)	$(4,805)

Net loss per share, basic and diluted	$(0.75)	$(2.07)

Basic and diluted weighted average shares used in calculating net loss per share attributable to common stockholders	4,321,731	2,320,017

PLUS THERAPEUTICS, INC.

STATEMENTS OF CASH FLOWS

(In thousands)

	For the Three Months Ended March 31,
	2024	2023
Cash flows used in operating activities:
Net loss	$(3,261)	$(4,805)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	155	158
Amortization of deferred financing costs and debt discount	16	66
Share-based compensation expense	146	140
Accretion of discount on short-term investments	1	—
Reduction in the carrying amount of operating lease right-of-use assets	31	29
Loss on disposal of property and equipment	—	2
Increases (decreases) in cash caused by changes in operating assets and liabilities:
Other current assets	150	2,791
Accounts payable and accrued expenses	(43)	(3,639)
Change in operating lease liabilities	(31)	(29)
Deferred grant liability	(1,677)	(506)
Net cash used in operating activities	(4,513)	(5,793)

Cash flows used in investing activities:
Purchases of property and equipment	(40)	(97)
Purchase of short-term investments	(324)	—
Net cash used in investing activities	(364)	(97)

Cash flows used in/provided by financing activities:
Principal payments of term loan obligation	(402)	(402)
Purchase of treasury stock	(374)	—
Proceeds from sale of common stock, net	—	895
Net cash (used in) provided by financing activities	(776)	493
Net decrease in cash and cash equivalents	(5,653)	(5,397)
Cash and cash equivalents at beginning of period	8,554	18,120
Cash and cash equivalents at end of period	$2,901	$12,723

Supplemental disclosure of cash flows information:
Cash paid during period for:
Interest	$23	$73
Supplemental schedule of non-cash investing and financing activities:
Unpaid offering cost	$141	$25
Right-of-use assets obtained in exchange for operating lease liability	$—	$51